VIAVI Announces Increased Binding Proposal to Acquire EXFO at US$8.00 Per Share

VIAVI’s Binding Proposal represents a 33 ⅓% or US$2.00 per share premium to the current Going Private Transaction

Scottsdale, Ariz., July 20, 2020 – Viavi Solutions Inc. (VIAVI) (NASDAQ: VIAV) today announced an increased binding proposal (the “Proposal”) to acquire all of the outstanding subordinate voting shares and multiple voting shares of EXFO Inc. (TSX: EXF) (NASDAQ: EXFO) ("EXFO") from US$7.50 to US$8.00 in cash per share. VIAVI has submitted a binding proposal to the EXFO board of directors, including a definitive form of Arrangement Agreement based substantially on the form agreed in connection with the proposed going private transaction between EXFO and its chairman and majority shareholder, Germain Lamonde (the “Going Private Transaction”). The increased binding proposal from VIAVI reflects EXFO’s recently announced fiscal third quarter 2021 financial results in which bookings increased 47.2% year-on-year to US$87 million with a book-to-bill ratio at 1.20. EXFO’s business strength reflects both a macroeconomic recovery and secular industry growth demand driven by 5G wireless and fiber network deployment. EXFO’s strong results and future prospects further underpin the inadequate US$6.00 consideration of the Going Private Transaction.

Increased Binding Proposal from VIAVI Provides Greater Value for EXFO Shareholders
VIAVI’s Proposal now values EXFO at approximately US$459 million on an undiluted basis and represents a significant premium of:

•116% to the NASDAQ closing price on June 4, 2021, the trading day before the announcement of the Going Private Transaction;
•33 ⅓% to the US$6.00 consideration offer under the Going Private Transaction; and
•6.7% to VIAVI’s previous already-superior proposal to acquire EXFO.

Additionally, VIAVI’s Proposal is higher than the US$5.75 to US$7.50 formal valuation range of EXFO's subordinate voting shares prepared by TD Securities Inc., acting as the EXFO Special Committee’s own valuator in connection with the Going Private Transaction.

VIAVI’s enhanced Proposal allows all EXFO shareholders to recognize significant value for their shares, including Mr. Lamonde, who would receive the same superior premium as other shareholders, and given his sizeable interest, would benefit significantly from VIAVI’s Proposal. In light of the significant value being provided to shareholders under the Proposal, we would expect the EXFO Special Committee, consistent with their fiduciary duties to all shareholders, to immediately engage with us and Mr. Lamonde and make every effort to persuade Mr. Lamonde to support VIAVI’s superior transaction.

VIAVI stands ready to engage with the EXFO Special Committee and Mr. Lamonde in order to finalize a definitive arrangement agreement to implement a transaction that is in the best interests of all EXFO shareholders.

Clear Strategic Merits for Combining VIAVI and EXFO
There are clear strategic merits for combining VIAVI and EXFO to build the leader in communications test and measurement for the next decade. The strength of the combined teams and technology, with significantly greater scale and financial resources, would enable strong investment in growth while achieving greater operating leverage than either company could do alone. VIAVI values the expertise, skills and experience of the EXFO key employee talent and believes their retention and continued commitment is critical to the success of the combination. VIAVI intends to continue EXFO's brand and legacy, recognizing EXFO's strong reputation built on years of quality product development, engineering excellence and customer service, and continue EXFO's presence and operations in Quebec to complement and expand upon VIAVI's long-standing engineering and product development teams in Quebec and Ottawa.

Minimal Customary Conditions
VIAVI's board of directors has unanimously approved the Proposal and no VIAVI shareholder vote will be required for the transaction. In addition, the transaction will not be subject to any financing condition.

Advisors
Fried Frank Harris Shriver & Jacobson LLP and McCarthy Tétrault LLP are acting as U.S. and Canadian legal counsel to VIAVI, respectively. Kingsdale Advisors is acting strategic shareholder and communications advisor to VIAVI.

About VIAVI
VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions for communications service providers, enterprises, network equipment manufacturers, government and avionics. We help these customers harness the power of instruments, automation, intelligence and virtualization to Command the network. VIAVI is also a leader in light management solutions for 3D sensing, anti-counterfeiting, consumer electronics, industrial, automotive, and defense applications. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn, Twitter, YouTube and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements and expectations regarding the Proposal, the strategic merits of a transaction between EXFO and VIAVI, VIAVI’s expectations regarding growth, scale, financial resources and operating leverage, and VIAVI’s plans regarding EXFO’s brand, legacy and operations. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For more information on these risks, please refer to the "Risk Factors" section included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 24, 2020 and our Quarterly Reports on Form 10-Q filed on November 10, 2020, February 9, 2021 and May 7, 2021. The forward-looking statements contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements.

Additional Information
The information contained in this press release does not, and is not meant to, constitute a solicitation of a proxy within the meaning of applicable Canadian securities laws. It also does not constitute an offer to purchase or a solicitation of an offer to sell shares of EXFO.
Notwithstanding the foregoing, VIAVI is voluntarily providing the disclosure required under Section 9.2(4) of National Instrument 51-102 – Continuous Disclosure Obligations applicable to public broadcast solicitations.

Any solicitation made by VIAVI will be made by it (directly or on its behalf) and not by or on behalf of management of EXFO. All costs incurred for any such solicitation will be borne by VIAVI. VIAVI has entered into an agreement with Kingsdale Advisors pursuant to which Kingsdale Advisors has agreed to provide certain consulting and related services. VIAVI may solicit proxies in reliance upon the public broadcast exemption to the solicitation requirements under applicable Canadian corporate and securities laws, including through press releases, speeches or publications, and by any other manner permitted under applicable Canadian corporate and securities laws. If VIAVI commences any solicitation of proxies, proxies may be revoked by an instrument in writing by a shareholder giving the proxy or by its duly authorized officer or attorney, or in any other manner permitted by law. Neither VIAVI nor, to its knowledge, any of its associates or affiliates, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, (i) in any matter proposed to be acted upon in connection with the Going Private Transaction or (ii) in any transaction since the beginning of EXFO’s most recently completed financial year or in or in any proposed transaction which has materially affected or would materially affect EXFO or any of its subsidiaries. Based upon publicly available information, EXFO’s head office is located at 400 Godin Avenue, Quebec, Quebec, G1M 2K2, Canada.

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Inquiries:

Investors
Bill Ong
+1 (408) 404-4512
bill.ong@viavisolutions.com

Media (regarding the Proposal)
Hyunjoo Kim
+1 (416) 899-6463
hkim@kingsdaleadvisors.com

Media (all other inquiries)
Amit Malhotra
+1 (202) 341-8624
amit.malhotra@viavisolutions.com